Exhibit 10.11.6


                          AGREEMENT FOR THE PURCHASE OF

                           ELECTRICAL POWER AND ENERGY

                                     BETWEEN

                       CAPITOL COGENERATION COMPANY, LTD.

                                       AND

                         TEXAS-NEW MEXICO POWER COMPANY











                                 POWER AGREEMENT

               AGREEMENT FOR THE PURCHASE OF ELECTRICAL POWER AND
                 ENERGY FROM CAPITOL COGENERATION COMPANY, LTD.
                        BY TEXAS-NEW MEXICO POWER COMPANY


WHEREAS, Capitol Cogeneration Company, Ltd. (CCC) plans to operate a cogeneration facility (the "Facility") located on the Celanese Chemical Company plant site at Pasadena, Texas, said facility to have capability for generating approximately 375 MW of electric output; and

WHEREAS, CCC has entered into an Application and Agreement for Purchase of Cogenerated Electricity with Houston Lighting and Power Company (HL&P) for the supply and sale of electrical output from the Facility; and

WHEREAS, Texas-New Mexico Power Company (TNP) operates a distribution utility plant in Galveston and Brazoria County, Texas, and at other locations in Texas and New Mexico, and purchases power for distribution to its retail customers; and,

WHEREAS, CCC may at some future date wish to sell to TNP all or a part of its electrical output capability which is not purchased by HL&P when arrangements for such sale to TNP are agreed upon pursuant to this Agreement;

NOW THEREFORE, CCC and TNP (Party or Parties) do hereby agree as follows:

                          ARTICLE I. CONDITIONS OF SALE

TNP agrees to purchase whatever amount of the electrical power output of the Facility owned by CCC is tendered to TNP by CCC, subject to the following conditions:

      1) It will be the responsibility of CCC to reimburse TNP for all interconnection costs, if any, required for TNP to accomplish the Facility's delivery of electrical power into TNP's transmission system at the time of the first such delivery and sale. Interconnection costs will include the total cost of improvements or revisions to the TNP transmission system as well as improvements or revisions to systems belonging to either CCC or to the system of any other electric utility over which power flows. Costs shall include all improvements or revisions to relaying or communication systems associated with above transmission systems and improvements or revisions to metering which may be required for TNP to accept power delivery. TNP shall have the responsibility of obtaining the consent of any other electric utilities with which interconnection is required and shall be responsible for any wheeling agreements and for payment of any wheeling charges associated with its receipt of power hereunder. TNP will accept the delivery of power by CCC after 90 days prior written notice by CCC to TNP, subject to the following:

            a) The acceptance of power delivered by CCC will actually commence whenever the system improvements or revisions to be done by CCC as required are completed such that the physical flow of the power from CCC to TNP's system can be accomplished. b) On receipt of the above written notice from CCC by TNP, TNP will immediately undertake to accomplish any system improvements or revisions on its own system and will advise CCC of any required improvements or revisions on the CCC system or on the system of another utility and TNP will proceed immediately, if required, to contract with any other utility so that revisions or improvements on the other utility's system can be made.

                   ARTICLE II. PAYMENT FOR COGENERATED POWER

TNP will pay to CCC Ninety-Eight Percent (98%) of the cost which TNP actually avoids from a supplying utility or utilities by purchasing the power from CCC as an alternative to taking the same amount of power supply from the electric utility or utilities which would otherwise supply the wholesale power to TNP. The determination of actual cost avoided from a supplying utility or utilities will be calculated as provided in Exhibit "A", attached hereto and made a part of this Agreement.

All costs as determined according to Exhibit "A" are to be determined using the tariff(s) of the supplying utility or utilities in effect for the period during which deliveries of power occurred. All tariffs are subject to change upon approval of the appropriate regulatory authority. TNP agrees to pay or cause to be paid to CCC monthly, the amount as described above within 20 days from the receipt of invoice. TNP also agrees to furnish any information necessary to the determination of said costs. When necessary, adjustments to billings will be made such that fuel usage to produce electric power and energy will coincide with the period for which billings are calculated.

                     ARTICLE III. INTERCONNECTION STANDARDS

CCC must meet the following interconnection standards:

      1) The voltage supplied by the Facility will be that voltage normally available on TNP's transmission system at the Facility's site, or such other standard voltage as may be agreed to by the CCC and TNP, and is in compliance with A.N.S.I. Standard C 84.1 and other applicable codes and standards.

      2)    The frequency of electricity supplied will be 60 hertz.

      3) The number of phases of the produced voltage will be compatible with the phase (phases) available on TNP's system at the Facility site. Normally the number of phases shall be the same as those of TNP's system.

      4) The protective devices connected between the output of the Facility and TNP's system must be rated for the maximum available fault current which the Facility or TNP's system may be capable of developing at the point of interconnection. Such devices shall disconnect the Facility's generation from TNP's system in the event of a fault on the system belonging to the Facility in order to maintain continuity of service to other customers connected to other portions of TNP's system.

      5) The Facility generator output will not affect TNP's distribution system. This includes, but is not limited to:

            Overload of distribution equipment
            Abnormal harmonic voltages
            Interference with automatic voltage regulation equipment Electronic noise that would interfere with communications

      6) The Facility's system shall be capable of protecting itself from damage resulting from impact loading and/or overloading under both normal operating and emergency conditions. This shall include the ability to synchronize on connecting to TNP's system to avoid voltage decay or out of phase connection. a) The controls of the Facility shall be capable of disconnecting the Facility's input to TNP or otherwise limiting the Facility's input to avoid overload of any of TNP's system components or undesirable transient voltage or frequency fluctuations in the event of a fault on TNP's system or under conditions of large motor start or capacitor switching operations on TNP's system to which the Facility is interconnected. This device must be coordinated with TNP's protective system.

                          ARTICLE IV. SAFETY STANDARDS

CCC must meet the following safety standards:

      1) The Facility's interconnection must meet the requirements of the National Electrical Safety Code, National Electric Code and any applicable local codes.

      2) The Facility's interconnection must automatically disconnect from TNP's system if TNP's service is interrupted during emergency conditions. Pursuant to the PUC's rules, TNP may discontinue service to or from the Facility it has been determined that continuation of service would contribute to such emergency. CCC will coordinate automatic re-energization in this system with TNP's standard protection practices.

      3) There must be a disconnect between the Facility interconnection and TNP which can be controlled and operated by TNP. This disconnect must provide a visible air gap which will assure disconnection before a TNP employee does any work on the circuit or circuits to which the interconnection is made.

                            ARTICLE V. FORCE MAJEURE

Neither party shall be held responsible or liable for any loss or damage resulting from failure to perform its obligations hereunder due to any cause beyond its control which the party could not reasonably be expected to avoid.

                               ARTICLE VI. NOTICES

Any written notice required hereunder shall be deemed properly made, given to, or served upon the party to whom it is directed when sent by United States Mail, postage prepaid, addressed to the President, or other representative designated in writing by the party being notified.

                              ARTICLE VII. WAIVERS

A waiver by either party of its rights with respect to any matter arising in connection with this Agreement, shall not be deemed a waiver with respect to any subsequent matter. Any delay, short of the statutory period of limitations, in asserting or enforcing any right shall not be deemed a waiver of such right.

                    ARTICLE VIII. NO DEDICATION OF FACILITIES

An undertaking by one party to another party under any provision of this Agreement shall not constitute the dedication of the system or any portion thereof of the party to the public or to the other party, and any such undertaking shall cease upon the termination of the party's obligation hereunder.

                        ARTICLE IX. NO THIRD PARTY RIGHTS

Unless otherwise specifically provided in this Agreement, the parties do not intend to create rights in or to grant remedies to any third party as a beneficiary of this Agreement or of any duty, covenant, obligation or undertaking established hereunder.

                            ARTICLE X. GOVERNING LAW

This Agreement shall be governed by and construed in accordance with the laws of the State of Texas as if the Agreement were to be performed wholly in the State of Texas.

                         ARTICLE XI. COMMISSION APPROVAL

This Agreement, and all obligations hereunder, are expressly conditioned upon the granting of such approval and authorization by any Commission or other regulatory body whose approval or authorization may be required by law from time to time.

                             ARTICLE XII. ASSIGNMENT

This Agreement shall inure to the benefit of and be binding upon the parties hereto, their successors and assigns. This Agreement may only be assigned with the consent of the parties hereto.

                             ARTICLE XIII. LIABILITY

Neither party shall be liable for any injury or death to person or damage to property (including consequential damage) suffered or claimed by the other party or by the party's directors, officers, employees, agents or customers as a result of the other party's performance or non-performance of this Agreement, whether due to such other party's negligence or otherwise, and each of the parties shall indemnify and hold harmless the other party against any such liability and all costs and expenses in connection therewith. The foregoing provision shall not however, relieve any insuror of its obligations under any insurance policy under which a party hereunder is the insured, but the insuror shall not have any subrogation rights against the other party hereunder if such other party is the Indemnitee and the insured is the Indemnitor.

                         ARTICLE XIV. TERM OF AGREEMENT

This Agreement shall extend for a primary period of Eleven (11) years from the date hereof, and afterwards for such time as CCC is able to provide power to TNP.
                                        CAPITOL COGENERATION COMPANY, LTD.
                                        By its General Partners

Attest:                                 CAPITOL POWER, INC.


[SIG]                                      By: [SIG]
----------------------------               -------------------------------------
                                               8/31/83

Attest:                                 BAYPORT COGENERATION, INC.


[SIG]                                      By: [SIG]
----------------------------               -------------------------------------
                                            August 31, 1983


Attest:                                 TEXAS-NEW MEXICO POWER, INC.


[SIG]                                      By: [SIG]
----------------------------               -------------------------------------
                                            August 31, 1983

                                    EXHIBIT A

                                  AVOIDED COST

Avoided Cost can be expressed with the formula:

      Avoided Cost = S(1) - S(2) - (W+B+L)

Where:

      S(1) = total cost of a given amount of power from TNP's utility supplier. This normally included a capacity charge stated in $/KVA or $/KW, energy charges in $/KWH and a customer charge. The amount of power would be that actually supplied to TNP by the utility supplier or other QF's plus that supplied to TNP by CCC.

      S(2) = total cost of power actually supplied by TNP's utility supplier. This would exclude the power taken by TNP from CCC or other QF's.

      W  =    wheeling costs paid by TNP to other utilities to transport power from CCC to the TNP system.

      B  =    backup charges, if any, paid by TNP to other utilities for power to supply TNP's retail customers when CCC cannot provide delivered power.

      L  =    cost to TNP of additional losses, if any, to deliver CCC power to
              TNP systems as opposed to losses incurred when purchasing from a utility supplier of wholesale power.

FOR INFORMATION PURPOSES: portions of S(1) and S(2) above are determined using capacity payments made by TNP. When C(B) is GREATER THAN C, a ratchet charge is being paid to a supplier.

      C = capacity actually purchased from utility supplier during month stated as $/KVA or $/KW using monthly metered or scheduled power times the supplying utility's capacity charge per KVA or KW.

   C(B)=   capacity being billed by utility supplier during month. Ratchet applications in suppliers' tariffs determine the billing capacity in any month as a percentage of the actual capacity taken during some prior peak period. Charges are stated as $/KVA or $/KW.

Ratchets are subject to change with suppliers' future filings of rate cases. Ratchets as of the date of this agreement are:

UTILITY                  &                      APPLICATION
-------                -----                    -----------

  HL&P                  75                    May 15 - Oct 15
  TP&L                  65                    June - October
  TESCO                 80                    June - October
  WTU                    0                    N/A
  SWPS                  65                    Preceding 11 months

                  [TEXAS-NEW MEXICO POWER COMPANY LETTERHEAD]


                                                    August 14, 1986


Mr. C. Linn Maurer                      Mr. J. M. Tarpley
CAPITOL POWER, INC.                     BAYPORT COGENERATION CO., INC.
P. O. Box 21130                         P. O. Box 2943
San Antonio, TX  78285                  Fort Worth, Texas  76109

Mr. Charlie Ebrom                       Mr. Rickey J. Wright
CAPITOL POWER, INC.                     BAYPORT COGENERATION CO., INC.
P. O. Box 21130                         P. O. Box 2943
San Antonio, TX  78285                  Fort Worth, Texas  76109

Gentlemen:


      This Letter Agreement is for the purpose of setting out binding Agreements previously made between Capitol Cogeneration Company Limited (CCC) and Texas-New Mexico Power Company (TNP) (hereinafter, the Parties). The Parties affirm and agree that all points listed below are, and shall continue to be, binding on the Parties by CCC and TNP supplement and/or replace the below detailed Agreements and understandings.

      1. TNP will purchase capacity in the maximum amount of 300 MW from CCC. TNP will contract for standby capacity for use in the event the capacity provided by CCC or another cogenerator is unavailable. The amount of standby capacity anticipated by TNP is presently 125 MW, which amount is adequate to standby the single largest generating unit now operated by cogenerator's selling power to TNP. The cost of such standby service will be pro-rated by TNP among the cogenerator's selling capacity to TNP. The proration is based on the maximal amount of capacity contracted for with each cogenerator. CCC's prorated amount of cost will be subtracted from the cost avoided by TNP from its suppliers due to purchasing capacity from CCC, and reflected as a reduction in the avoided cost paid to CCC by TNP.

      2. That certain contract signed August 31, 1983 and titled Agreement for the Purchase of Electrical Power and Energy between CCC and TNP (Contract) provides for TNP to purchase all of the energy offered to TNP by CCC. Under Article XI of the Contract, the content is made subject to regulatory bodies having regulatory control. TNP currently has approved by a regulatory body (i.e. The Public Utility Commission of Texas) specific rules and regulations covering TNP's energy purchases from Cogenerator's. The Parties acknowledge that the attached rules and regulations apply to purchases by TNP of CCC energy until such rules and regulations are approved in an altered form by the Public Utility Commission of Texas.

Management Committee Members
August 14, 1986
Page #2


      3. Article XIV of the Contract provides for a primary term of 11 years beginning with the date of Contract with extensions of said Contract for as long as CCC can supply capacity or energy to TNP. The Parties acknowledge that the capacity and energy supplied to TNP for the primary Term of Contract or capacity and energy that might be supplied to TNP after the primary term of Contract is subject to TNP's actual need for capacity at the time CCC offers such capacity or energy. The Parties further agree that once a specific amount of capacity is supplied to TNP by CCC during the primary term such capacity can only be withdrawn from TNP for force majeure reasons unless the withdrawal is agreed to by TNP. For capacity which CCC wishes to sell to TNP after the primary term CCC agrees that the Parties will enter into a specific agreement concerning the period of time such capacity is to be made available to TNP beyond the end of the primary term with such agreement to be reduced to writing and signed by the Parties no later than three (3) years before the end of the primary term. Nothing in this paragraph shall prevent TNP from agreeing to release capacity at TNP's sole option, however it is understood that once capacity is released for CCC to sell to others, TNP will have the sole option and responsibility to accept or reject any re-offered capacity based on system needs and requirements.

                                        TEXAS NEW-MEXICO POWER COMPANY


                                        /s/ JAMES M. TARPLEY
                                        ------------------------------------
                                        James M. Tarpley
                                        Executive Vice-President


                              Capitol Cogeneration


/s/ LINN MAURER                         /s/ JAMES M. TARPLEY
-------------------------------         ------------------------------------
Linn Maurer, President                  James M. Tarpley, President
Capitol Power, Inc. (Partner)           Bayport Cogeneration Co., Inc. (Partner)



/s/ CHARLES EBROM                       /s/ RICKEY WRIGHT
------------------------------          ------------------------------------
Charles Ebrom, Vice President           Rickey Wright, Manager
Capitol Power, Inc. (Partner)           Bayport Cogeneration Co., Inc. (Partner)

                              TERMS AND CONDITIONS


LOAD AVAILABLE TO COGENERATORS

      The amounts of load at each point of supply to TNP available for supply by cogenerators is subject to the following:

      a.    Ratchet provisions in the tariffs of suppliers.

      b. Minimum demand provisions for TNP at each delivery point in accordance with the wholesale contracts of TNP's suppliers.

      c. Provisions affecting TNP's purchase of cogenerated power in the supplier tariffs as approved by the Public Utility Commission of Texas and/or the Federal Energy Regulatory Commission.

      d.    Supply not in excess of the actual demands.

ENERGY PURCHASES

      The purchase of cogenerated energy by TNP will be subject to the following:

      a. The first priority for delivery of energy will be extended to a cogenerator who is contracted to supply firm capacity to TNP. The amount of energy to be supplied by each cogenerator in this category can be equal to the contracted capacity delivered at 100% load factor, subject to TNP's load at the time.

      b. The next priority for determination of the amounts of energy to be supplied by a cogenerator will be in accordance with the price at which the energy is offered and delivered by the cogenerator.

      c. If the delivered prices for all energy offered in "b" above are equal and all energy requirements cannot be satisfied through "a" above, then the remaining energy requirements of TNP shall be apportioned to the available cogenerators not offering firm capacity, prorated on the total amount of energy offered by each cogenerator.

      d. Under no circumstances will TNP accept energy (KWH) into its system in excess of that required to serve its loads, except for energy which TNP has contracted to wheel to another utility and which the other utility will take in a given hour. Arrangements between a cogenerator and other utility, for said deliveries, are wholly the responsibility of the cogenerator and the other utility and are in no way the responsibility of TNP. When arrangements have been completed for deliveries of energy between a cogenerator and another utility, TNP shall provide the wheeling service subject to contract.

STANDBY SERVICE TO TNP

      TNP must make arrangements for Standby Service in order to accommodate purchases of firm power from a cogenerator. If such conditions do not exist through tariff provisions of wholesale suppliers to insure firm deliveries, Standby Service will be negotiated if available, by and for TNP. Any cost associated with functions necessary to maintain a firm supply of power to TNP will be allocated as a adjustment to payments made to cogenerator requiring the acquisition of such Standby Service.

      The amount of Standby Service necessary shall be determined by TNP based on unit sizes, diversity, scheduling, and evaluation of quality of service.

                         AGREEMENT SUBSTITUTING A PARTY


      This Agreement among Capitol Cogeneration Company, Ltd., a Texas limited partnership ("CCC"), Clear Lake Cogeneration Limited Partnership, a Texas limited partnership ("Purchaser"), and Texas-New Mexico Power Company, a Texas corporation ("TNP").

                              W I T N E S S E T H :

      WHEREAS, CCC and TNP are parties to an agreement for purchase of electrical power and energy attached hereto, incorporated herein by this reference and referred to as the "Power Agreement";

      WHEREAS, Purchaser has executed an Asset Sale Agreement (the "Asset Sale Agreement") dated as of April 7, 1988, for the purchase of substantially all the assets of CCC, including the cogeneration facility located at Celanese Chemical Company, Inc.'s Clear Lake Chemical Plant in Harris County, Texas, as more fully described in the Asset Sale Agreement (the "Facility");

      WHEREAS, contemporaneously with the closing of the Asset Sale Agreement, CCC desires to transfer and assign to Purchaser all of CCC's rights, title and interest in and to the Power Agreement;

      WHEREAS, in connection with financing the acquisition contemplated by the Asset Sale Agreement, Purchaser intends to assign collaterally all of its rights, title and interest in and to the Power Agreement to one or more financial institutions (individually or collectively, the "Lender") as security for Purchaser's repayment of amounts advanced by such Lender to Purchaser; and

      WHEREAS, Purchaser hereafter may wish to transfer and assign all of its rights, title and interest in and to the Power Agreement to an affiliated entity.

      NOW, THEREFORE, in consideration of the mutual covenants contained herein, the parties agree as follows:

      1. Subject to all the terms and conditions of this Agreement, Purchaser is hereby substituted for CCC as a party to the Power Agreement.

      2. From and after the date hereof, with respect to the Power Agreement, Purchaser shall succeed to all of the rights of CCC, Purchaser shall assume the obligations of CCC and TNP shall look solely to Purchaser for any obligations and liabilities under the Power Agreement arising from and after the date hereof. TNP shall look solely to CCC and its general partners for any obligations and liabilities under the Power Agreement arising prior to the date hereof or accruing during or related to all periods prior to the date hereof.

      3. TNP hereby agrees that it will not require any further consent on its part to the collateral assignment by Purchaser from time to time of all of Purchaser's rights, title and interest in and to the Power Agreement to any lender. Upon foreclosure or sale in lieu of foreclosure, TNP hereby agrees that TNP will not require any further consent if the successor or assign by foreclosure or by purchase in lieu of foreclosure assumes the obligations and liabilities of purchaser under this Agreement and the Power Agreement, and all rights under the Power Agreement, subject to the terms and conditions of the Power Agreement and this Agreement (except the provisions relating to TNP's consent which is satisfied by this Agreement), shall inure to the benefit of such Lender or purchaser. Any such subsequent assignment shall not be a novation.

      4. TNP's consent to Purchaser's assignment of the Power Agreement to an affiliate of Purchaser shall not be withheld if, to TNP's reasonable satisfaction, (a) the assignee has the operational capability and financial ability to perform Purchaser's obligations under the Power Agreement and this Agreement and (b) said assignment will not result in a change of the legal character or status of the Facility or the Power Agreement or invalidate or terminate the Power Agreement or impair TNP's rights under the Power Agreement and this Agreement.

      5. TNP hereby confirms that (a) the Power Agreement attached hereto constitutes the entire agreement of the parties thereto and is a valid and binding obligation of TNP, enforceable, subject to any subsequent determination by the Public Utilities Commission of Texas or any other regulatory authority (all hereinafter referred to as "Agency"), against TNP by Purchaser in accordance with its terms, and (b) as of the date of this Agreement, to the best knowledge of TNP, no party to the Power Agreement is in default thereunder and there does not exist any event or condition which, with the passage of time or giving of notice or both, would constitute such a default.

      6. The following statements represent TNP's interpretation of certain of the contractual obligations under the Power Agreement with respect to the Facility:

            (a) For an initial term ending August 30, 1994, TNP is obligated to purchase from Purchaser, and Purchaser is obligated to sell to TNP, that amount of capacity which TNP requires to avoid purchasing 300 MW of peak capacity. TNP is obligated to purchase from Purchaser, and Purchaser is obligated to sell to TNP, the energy associated with the capacity as described in this subparagraph (a).

            (b) If Purchaser exercises its option in a written notice delivered to TNP by Purchaser no later than August 30, 1991, in accordance with the Power Agreement, after August 30, 1994, TNP will be obligated to purchase and Purchaser will be obligated to sell up to that amount of such capacity referred to in subparagraph (a) above and associated energy as described in subparagraph (a), above for such additional term as may be specified in said notice.

            (c) Because the calculation of avoided cost in the Power Agreement only references the avoided cost of a supplying utility, capacity supplied TNP by another cogenerator would not reduce the avoided cost under the Power Agreement.

      7. The parties hereto recognize that, pursuant to the Power Agreement as consistently construed by the parties thereto, TNP is obligated to pay 98% of the actual avoided cost as provided i the Power Agreement but only to the extent such payments constitute reasonable and necessary operating expenses of TNP which are allowed as a concurrent recovery through the then existing rates of TNP, as determined by an Agency.

      8. The parties will not initiate any action in any judicial or regulatory proceeding the direct purpose of which is to invalidate or terminate the Power Agreement or this Agreement except in accordance with their terms and the parties will not join a third party in a proceeding before an Agency to invalidate or terminate the Power Agreement or this Agreement or to determine the payments by TNP under the Power Agreement not to constitute reasonable and necessary operating expenses of TNP which are allowed as a concurrent recovery through the then existing rates of TNP.

      9. This Agreement shall be binding upon and inure to the benefit of the permitted successors and assigns of the parties hereto.

      10. CCC hereby transfers and assigns to Purchaser all of CCC's rights, title and interest in and to the Power Agreement. CCC hereby represents and warrants that as of the date hereof the Power Agreement is not pledged, mortgaged, or otherwise collaterally assigned and the Power Agreement has not been previously transferred or assigned (other than as collateral) to any person.


      IN WITNESS WHEREOF, the parties have executed this Agreement effective as of the 3rd day of May, 1988.

                                        CAPITOL COGENERATION COMPANY, LTD.

                                        By its General Partners:

                                            CAPITOL POWER, INC.

                                            By: [SIG]
                                                --------------------------------

                                            Its: President
                                                 -------------------------------


                                            BAYPORT COGENERATION, INC.

                                            By: [SIG]
                                                --------------------------------

                                            Its: President
                                                 -------------------------------


                                        TEXAS-NEW MEXICO POWER COMPANY

                                        By:  /s/ JAMES TARPLEY
                                             -----------------------------------
                                                James Tarpley

                                        Its: President
                                             -----------------------------------

                                        CLEAR LAKE COGENERATION COMPANY, LTD.

                                        By its General Partner:

                                            ENRON COGENERATION THREE COMPANY

                                            By:  [SIG]
                                                 _______________________________

                                            Its: Senior Vice President

I.    SUPPLIER

            Clear Lake Cogeneration Limited Partnership

II.   AREA SERVED

            Texas Gulf Coast (TNP's Southeast Division)

            Texas City Point of Delivery with HL&P West Columbia Point of Delivery with HL&P

III.  TERM

            Continuing Term - through August 31, 2004.

IV.   CONDITIONS OF SALE

            Through August 31, 1994

                  TNP may purchase capacity up to 325 MW in any month, with Clear Lake committed to making 325 MW available to TNP at all times. Clear Lake Cogeneration may offer additional capacity for purchase as it is available. For calendar years 1992 and 1993, TNP must purchase a minimum of 3380 MW annually. For the period January 1, 1994 to August 31, 1994, T NP must purchase a minimum of 2253 MW. There is no minimum energy purchase commitment.

            August 31, 1994 through August 31, 2004

                  TNP may purchase capacity up to 250 MW in any month. Clear Lake Cogeneration may offer additional capacity for purchase as it is available. Beginning August 31, 1994, TNP must purchase a minimum of 2400 MW annually. There is no minimum purchase commitment.

            TNP and Clear Lake Cogeneration have executed a scheduling agreement, to become effective January 1, 1993, which allows for 100% of all TNP One generated power scheduled for delivery to the Texas City and West Columbia points of delivery to be credited to actual loads before purchases from Clear Lake are determined.

            Purchases from this supplier are backed up with standby service purchased from HL&P.

            In the event of the complete failure of this supplier to provide service, TNP has access to a standby pool of 416 MW, in addition to contractual


November 9, 1992
            arrangements in place with HL&P for up to 300 MW of firm service which would replace lost deliveries from Clear Lake.

V.    PRICE AND PAYMENT

            Demand and energy are priced at 98% of Houston Lighting and Power's wholesale rate schedule TNP.

            Payments to Clear Lake for capacity and energy are determined by the actual avoidance of purchases which would have otherwise been made from HL&P.

            Under the terms and conditions of the purchase agreements between TNP and Clear Lake, the payments made by TNP to Clear Lake shall not exceed in any event the amount of amounts constituting reasonable and necessary operating expenses of TNP that are allowed as a recovery through the rates of TNP, as determined by the Public Utility Commission of Texas.

VI.   FUEL SUPPLY

            Primary - Natural Gas Standby
            Standby - Oil

            Clear Lake Cogeneration operates three 100 MW gas turbines and two steam turbines with a combined output of 75 MW, for a total dependable capacity of approximately 375 MW.

VII. APPROXIMATE PERCENTAGE OF TEXAS ENERGY REQUIREMENTS SUPPLIED FOR 1991 - 35% (source: 1991 TNP Form 10-K)

                   [TEXAS-NEW MEXICO POWER COMPANY LETTERHEAD]


                                                                    May 30, 1990


Mr. David H. Odorizzi
Vice President Corporate Development,
    Finance and Treasurer
Enron/Dominion Cogen Corp.
10077 Grogans Mill Road, No. 475
The Woodlands, Texas  77380

      Re: No. 89-041946; Clear Lake Cogeneration Limited Partnership v. TNP Enterprises, Inc., Texas-New Mexico Power Company, Bayport Cogeneration Inc., Capitol Power, Inc., and Capitol Cogeneration, Company, Ltd.; In the 269th Judicial District Court of Harris County, Texas

Dear David:

      This Letter Agreement, entered into on the 30th day of May, 1990, between Clear Lake Cogeneration Limited Partnership ("Clear Lake") and Texas-New Mexico Power Company ("TNP") (hereinafter, "the Parties") is for the purpose of settling the claims and controversies between the Parties regarding the interpretation of (1) the August 31, 1983 Agreement for the Purchase of Electrical Power and Energy Between Capitol Cogeneration Company, Ltd. and Texas-New Mexico Power Company (the "Power Agreement") and the Letter Agreement dated August 14, 1986, between Capitol Power, Inc., Bayport Cogeneration Co., Inc. and Texas-New Mexico Power Company (the "August 14, 1986 Letter Agreement"); and (2) the Agreement Substituting A Party among Capitol Cogeneration Company, Ltd., Clear Lake Cogeneration Limited Partnership and Texas-New Mexico Power Company, dated May 3, 1988 (the "Substitution Agreement"), and made the basis of the lawsuit. In consideration of the mutual covenants hereinafter set forth and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties agree to the following:

1. Clarification of Article 1 of the Power Agreement. During the term the Power Agreement is in force and effect, including any renewal and extension pursuant to the Power Agreement, the Substitution Agreement, the August 14, 1986 Letter Agreement or any other mutual agreement between the parties, "the cost which TNP

Mr. David H. Odorizzi
May 30, 1990
Page 2


actually avoids from a supplying utility or utilities by purchasing power from CCC [now Clear Lake] as an alternative to taking the same amount of power supply from the electric utility or utilities which would otherwise supply the wholesale power to TNP" shall be deemed to be the Houston Lighting & Power Company ("HL&P") standard wholesale rate, which is designed to recover HL&P's fully embedded cost of service, provided that such HL&P standard wholesale rate for capacity and energy, during the accounting month in which power was sold by Clear Lake to TNP, was available to TNP under an existing HL&P/TNP power agreement and tariff in effect and approved by the Texas Public Utility Commission ("TPUC"). In the event that HL&P is not such a supplier to TNP of wholesale power at a rate designed to recover HL&P's fully embedded cost of service, then the "supplying utility" for the purposes of determining "the cost which TNP actually avoids" shall be determined pursuant to the following criteria:

      (i) the supplying utility's wholesale power rate must be designed to recover its fully embedded cost of wholesale service;

      (ii) the wholesale rate during the accounting month in which power was sold by Clear Lake to TNP was available to TNP under an existing power agreement between TNP and the supplying utility and a tariff in effect and approved by TPUC; and

      (iii) Clear Lake power must enable TNP to actually avoid the purchase of that amount of power of the supplying utility for which Clear Lake is being paid.

TU Electric Company ("TUEC") shall be deemed to be the initial replacement for HL&P as the supplying utility for as long as it meets the above criteria. At such time as TUEC fails to meet the above criteria, then the utility that meets the above criteria shall be the "supplying utility." TNP represents to Clear Lake that it has entered into a contract with HL&P for the purchase of wholesale power at rates designed to recover HL&P's fully embedded cost of providing wholesale service, with a ten year term from July 13, 1991 through July 12, 2001, subject to approval by the TPUC. The rate for Supplemental KVA found by the TPUC to be applicable to that contract and tariff will not be include in the standard wholesale rate used to determine "the cost which TNP actually avoids."

      2. Clarification of Article 1 of the Power Agreement, Points 1 and 3 of the August 14, 1986 Letter Agreement and Paragraph 6(a) of the Substitution Agreement. Clear Lake shall tender and be compensated for by TNP, and shall supply if requested by TNP, annual capacity to be no less than 2990 MW for calendar

Mr. David H. Odorizzi
May 30, 1990
Page 3


years 1990 and 1991. For calendar years 1992 and 1993, Clear Lake shall tender and be compensated for by TNP, and shall supply if requested by TNP, annual capacity to be no less than 3380 MW. For the period from January 1, 1994 to August 31, 1994, Clear Lake shall tender and be compensated for by TNP, and shall supply if requested by TNP, capacity to be no less than 2253 MW. No other agreement between TNP and other utilities or Qualifying Facilities shall caus Clear Lake's capacity payments to be reduced under this agreement. In the event TNP purchases capacity because of Clear Lake's failure to perform and as a result TNP incurs additional purchased capacity and/or energy expenses, then Clear Lake shall reimburse TNP for such additional expenses so incurred and actually paid. TNP has no right to request more than 325 MW, with appropriate reductions as agreed between the parties for scheduled maintenance. Clear Lake has the option to supply in excess of 325 MW, if requested by TNP, and if available from Clear Lake. Clear Lake shall be obligated to use all reasonable efforts to make 325 MW of capacity available to TNP when such is requested.

      3. Clarification of Point 1 of the August 14, 1986 Letter Agreement. Clear Lake shall reimburse TNP's direct cost for 125 MW of standby capacity, which amount is adequate to standby clear Lake's single largest generating unit. Clear Lake shall bear the risk of reduction in payments from TNP to clear Lake as a result of ratchet charges incurred by TNP for power purchased from a utility or utilities in the event the 125 MW of standby capacity should not be sufficient to cover any shortage of power deliveries from Clear Lake to TNP. TNP agrees to obtain, and clear Lake will pay for, additional capacity through ERCOT if such is requested by Clear Lake, and if such additional capacity can be obtained.

      4. Clarification of Article 14 of the Power Agreement, Point 3 of the August 14, 1986 Letter Agreement, and Paragraph 6(b) of the Substitution Agreement. The Power Agreement and the Substitution Agreement shall be extended beyond the primary period at the sole option of Clear Lake, for such time as Clear Lake is able to provide power to TNP. Provided clear Lake gives the requisite notice to TNP required in Paragraph 6(b) of the Substitution Agreement, the parties agree that from and after August 31, 1994, Clear Lake shall tender and be compensated for by TNP, and shall supply if requested by TNP, annual capacity to be not less than 2400 MW per year on a load profile similar to that followed in previous years and at the rate determined in accordance with Paragraph 1 of this Letter Agreement. However, this guaranteed minimum purchase of 3400 MW per year will not extend beyond August 31, 1997.

      5. It is understood and agreed that TNP, to meet its demand, will schedule Clear Lake capacity subordinate only to TNP One. TNP also agrees to allow the existing contractual arrangement between TNP and the Texas Municipal Power Authority ("TMPA") to expire and

Mr. David H. Odorizzi
May 30, 1990
Page 4


that TNP will allow Clear Lake the opportunity to service such energy and capacity previously served by TMPA. TNP will not execute any new supply agreements for supply to TNP's Southeast Division before January 1, 1992 for supply after August 31, 1994 without first providing Clear Lake the opportunity to enter into a contract on equivalent terms for said supply.

      6. The provisions of the Power Agreement and Substitution Agreement, as hereby clarified, are ratified and confirmed and shall remain in full force and effect, including, but not limited to the provision that, notwithstanding the provisions of this Letter Agreement, the payments made by TNP to Clear Lake shall not exceed in any event the amount or amounts constituting reasonable and necessary operating expenses of TNP that are allowed as a recovery through the rates of TNP, as determined by the Texas Public Utility Commission.

      No party to this Letter Agreement shall release any information to a third party without the agreement of the other party concerning this settlement, its terms and conditions, or the fact that it has occurred, except (1) as expressly required by law including, but not limited to, applicable security laws and regulations or regulatory authorities or as a party may deem in good faith to be required for governmental reporting purposes; (2) as ordered by a regulatory agency or a court of competent jurisdiction; (3) to prospective lenders and financial consultants; and (4) as expressly agreed to in advance in writing by the other party to this Letter Agreement.

      This Letter Agreement shall be effective from the date of execution forward, and shall be binding upon and inure to the benefit of the successors and assignees of the Parties.

                                        Texas-New Mexico Power Company


                                        By: /s/ J. V. Chambers
                                            ------------------------------------
                                            J. V. Chambers
                                            Sector Vice President
                                            Revenue Production

AGREED:

Enron/Dominion Cogen Corp. on its own
behalf and on behalf of its affiliates
and subsidiaries.

By: /s/ DAVID H. ODORIZZI
    -------------------------------------
    David H. Odorizzi
    Vice President Corporate Development,
    Finance and Treasurer

                                 August 28, 1991



Mr. J. V. Chambers
Sector Vice President,
   Revenue Production
Texas-New Mexico Power Company
4100 International Plaza
Fort Worth, Texas  76113

      Re: August 31, 1983 Agreement for the Purchase of Electrical Power and Energy Between Clear Lake Cogeneration, Limited Partnership and Texas-New Mexico Power Company (the "Power Agreement"), as Clarified by Letter Agreements Dated August 14, 1986, May 3, 1988 and May 30, 1990

Dear Jack:

This Letter Agreement, entered into and effective as of the 28th day of August, 1991, between Clear Lake Cogeneration, Limited Partnership ("Clear Lake") and Texas-New Mexico Power Company ("TNP") is to memorialize an agreement that Clear Lake and TNP have reached regarding Clear Lake's option to extend the Power Agreement beyond its primary term.

Article 14 of the Power Agreement states that the agreement shall extend for a primary term of eleven years from the date thereof (the "Primary Term"). By letter agreement dated August 14, 1986, Capitol Cogeneration Company Limited ("CCC") (Clear Lake's predecessor in interest), by and through its partners, Capitol Power, Inc. and Bayport Cogeneration Co., Inc. and TNP clarified certain terms of the Power Agreement. Among other things, Point 3 of the Letter Agreement states that for capacity that the seller (now Clear Lake) wishes to sell to TNP after the expiration of the Primary Term of the Power Agreement, the parties will enter into a written agreement regarding the sale of such capacity "no later than (3) three years before the end of the [P]rimary [T]erm" (the "Option Date").

Mr. J. V. Chambers
August 28, 1991
Page 2


Paragraph 6(b) of the May 3, 1988 Agreement Substituting a Party between CCC, Clear Lake and TNP (the "Substitution Agreement") states that if Clear Lake desires to exercise its option to extend the Power Agreement, it must deliver TNP written notice of its intent no later than August 30, 1991.

In a letter agreement dated May 30, 1990 between Clear Lake and TNP, which was executed for the purpose of settling claims and controversies between Clear Lake and TNP regarding the interpretation of the Power Agreement and the aforementioned letter agreements, Clear Lake and TNP further defined TNP's purchase obligations beyond the Primary Term of the agreement in the event Clear Lake, at its sole option, gives TNP the notice described in Paragraph 6(b) of the Substitution Agreement.

Recently, Clear Lake and TNP agreed that it would be to the mutual benefit of both parties to change the Option Date to two years before the end of the Primary Term. To clarify Article 14 of the Power Agreement, Point 3 of the August 14, 1986 Letter Agreement, Paragraph 6(b) of the May 3, 1988 Substitution Agreement and Paragraph 4 of the May 30, 1990 Letter Agreement, and in consideration of the mutual benefits that will result to the parties by extending Clear Lake's Option Date, Clear Lake and TNP agree to the following: the Power Agreement and the Substitution Agreement shall be extended beyond the Primary Term at the sole option of Clear Lake, and under the terms and conditions set forth in Paragraph 4 of the May 30, 1990 Letter Agreement, provided that Clear Lake gives TNP written notice no later than August 30, 1992.

This Letter Agreement shall be binding upon and inure to the benefit of the successors and assignees of the parties.

                                        Enron/Dominion Cogen Corp., on
                                        its own behalf and on behalf of
                                        its affiliates and subsidiaries


                                        By: /s/ DAVID W. SHIELDS
                                            ------------------------------------
                                            David W. Shields
                                            Vice President and
                                            Chief Financial Officer

Mr. J. V. Chambers
August 28, 1991
Page 3

AGREED:

Texas-New Mexico Power Company

By: /s/ J. V. CHAMBERS
    -----------------------------
    J. V. Chambers
    Sector Vice President
    Revenue Production

                  [TEXAS-NEW MEXICO POWER COMPANY LETTERHEAD]


                                 August 31, 1992


Mr. DeWayne Roberts
Vice President, Operations
Enron Power Corp.
P. O. Box 1188
Houston, Texas  77251-1188

Dear De Wayne:

      Pursuant to our conversation today, TNP and Clear Lake (the "Parties") agree and recognize that TNP is in receipt of a binding extension of the Power Agreement pursuant to paragraph 6(b) of the Substitution Agreement dated May 3, 1988, as amended by the Letter Agreement dated August 28, 1991. It is hereby agreed by both parties that it is the intent that TNP One - Units 1 and 2 will be baseload units (Unit 1 = 146 MW x 8760 hrs. x 87.5% CF and Unit 2 = 151.6 MW x 8760 hrs. x 87.5% CF) in TNP's daily and annual resource schedules. In order to accomplish said baseload operation and to increase the efficiency of the TNP One and Clear Lake Cogen generation facilities, it is hereby agreed that the parties will enter into detailed negotiations to be completed by September 15, 1992. The purpose of the negotiations will be the development of written procedures to define daily and annual scheduling methodologies and practices to accomplish the intent of the Parties. Such methodology and practices to be reduced to a letter agreement between the Parties. However, the terms and conditions of the intended letter agreement, nor any language contained herein, shall affect the August 31, 1992 extension of the Power Agreement.

      It is recognized that Clear Lake desires to have annually defined and guaranteed purchase minimums in the amount of 2400 MW/yr. In order for TNP to accommodate Clear Lake's desire to sell such annual capacity, the afore-referenced scheduling practices and procedures are necessary. The afore-referenced practices and procedures will require a written agreement similar to the attached sample which attempts to describe the intent of the Parties. The attached is not binding on either of the Parties but used for illustrative purposes only.

                                        TEXAS-NEW MEXICO POWER COMPANY

                                        By: /s/ J. V. CHAMBERS
                                            -----------------------------
                                            J. V. Chambers
                                            Sector Vice President
                                            Revenue Production



AGREED AND ACCEPTED

By: /s/ DEWAYNE W. ROBERTS
    --------------------------
    DeWayne W. Roberts
    ENRON DOMINION COGEN CORP.
    On Its Behalf and the Behalf of Its
    Affiliates and Subsidiaries

                             [CLEAR LAKE LETTERHEAD]




August 31, 1992



Mr. J. V. Chambers
Sector Vice President,
   Revenue Production
Texas-New Mexico Power Company
4100 International Plaza
Fort Worth, Texas  76113

      Re: August 31, 1983 Agreement for the Purchase of Electrical Power and Energy Between Clear Lake Cogeneration, Limited Partnership and Texas-New Mexico Power Company (the "Power Agreement"), as Clarified by Letter Agreements dated August 14, 1986, May 3, 1988, May 30, 1990 and August 28, 1991

Dear Jack:

      This Letter Agreement, entered into as of the 31st day of August, 1992, between Clear Lake Cogeneration, Limited Partnership ("Clear Lake") and Texas-New Mexico Power Company ("TNP") and effective as of August 31, 1994, is to affirm the August 31, 1983 Agreement for the Purchase of Electrical Power and Energy between Capitol Cogeneration Company, Ltd. and Texas-New Mexico Power Company, as clarified by Letter Agreement dated August 14, 1986, Agreement Substituting a Party dated May 3, 1988, Letter Agreement dated May 30, 1990 and Letter Agreement dated August 28, 1991, altogether known and considered as the "Power Agreement" and to extend the terms thereof through August 30, 2004.

      Pursuant to Paragraph 6(b) of the May 3, 1988 Agreement Substituting a Party, as amended by the Letter Agreement dated August 28, 1991, Clear Lake hereby gives TNP notice of the extension of the Power Agreement through August 30, 2004, upon the terms and conditions set forth therein as clarified from time to time.

Mr. J. V. Chambers
August 31, 1992
Page 2


      In consideration of the mutual covenants set forth within the Power Agreement, and other good and valuable consideration to be received thereunder, the parties hereto agree to the following:


      1. The extension of the Power Agreement by Clear Lake is appropriate under the terms of such Power Agreement and the term of the extension shall be from August 31, 1994, through August 30, 2004.

      2. The terms and conditions of the Power Agreement shall remain in full force and effect for the term of the extension except for such conditions that by their own language expire. The parties hereto agree that the term "Qualifying Facilities" as used in the Power Agreement shall be deemed to include other suppliers of wholesale electric capacity and associated energy (e.g., independent power producers, exempt wholesale generators, etc.).

      3. Pursuant to Exhibit A of the Power Agreement and by Point 1 of the May 30, 1990 Letter Agreement clarifying the Power Agreement, Clear Lake shall tender and be compensated for by TNP, and shall supply if requested by TNP, annual capacity on a load profile similar to that followed in previous years. This annual capacity and energy scheduling of TNP's resources for the term of this extension will be addressed in a separate agreement to be completed by September 15, 1992.

      4. TNP hereby releases the right to request in excess of 250 MW of instantaneous capacity. Clear Lake shall use all reasonable efforts to make 250 MW of capacity available to TNP if such is requested. Clear Lake has the option, but not the obligation, to supply in excess of 250 MW, if requested by TNP and if available from Clear Lake. Compensation for all capacity and energy supplied by Clear Lake in excess of the 250 MW limit shall be paid to clear Lake by TNP pursuant to Exhibit A of the Power Agreement and by Point 1 of the May 30, 1990 Letter Agreement clarifying the Power Agreement.

Mr. J. V. Chambers
August 31, 1992
Page 3


      5. The parties agree to cooperate in reasonable efforts to reduce the cost of standby capacity provided for Clear Lake.

      6. TNP will not enter into any new agreements for supply to TNP's Southeast Division before August 31, 2002, for delivery after August 31, 2004, without first providing Clear Lake the opportunity to enter into a contract on equivalent terms for said supply.

                                        Enron/Dominion Cogen Corp., on its
                                        own behalf and on behalf of its
                                        affiliates and subsidiaries



                                        By: /s/ DEWAYNE W. ROBERTS
                                            ------------------------------------
                                            DeWayne W. Roberts
                                            Vice President, Operations


AGREED:

Texas-New Mexico Power Company,
on its own behalf and on behalf of
its affiliates and subsidiaries

By:  /s/ J. V. CHAMBERS
     -----------------------------
     J. V. Chambers
     Sector Vice  President
     Revenue Production

                  [TEXAS-NEW MEXICO POWER COMPANY LETTERHEAD]


                                                              September 15, 1992


Mr. DeWayne Roberts
Vice  President, Operations
Enron Power Corp.
333 Clay St.
3 Allen Center - Room 400
Houston, Texas  77002

Dear Mr. Roberts:

      Enclosed please find one executed original of the Scheduling Agreement.

                                        Sincerely yours,

                                        /s/ EDDIE HALE

                                        Eddie Hale
                                        Supervisor - Contracts



EH:lm
Enclosure

                  [TEXAS-NEW MEXICO POWER COMPANY LETTERHEAD]


                               September 15, 1992


Mr. DeWayne W. Roberts
Vice President, Operations
ENRON POWER CORP.
P. O. Box 1188
Houston, Texas  77251-1188

Re: Notice of Extension, Dated August 31, 1992, to Extend the Terms of the August 31, 1983 Agreement for the Purchase of electrical Power and Energy Between Clear Lake Cogeneration, Limited Partnership and Texas-New Mexico Power Company as Clarified by Letter Agreements Dated August 14, 1986, May 3, 1988, May 30, 1990, and August 28, 1991 (altogether, the "Power Agreement")


Dear DeWayne:

      Pursuant to Paragraph 3 of the Notice of Extension dated August 31, 1992, and in recognition of the Letter of Intent dated August 31, 1992 (Attachment A), this Scheduling Agreement, entered into as of the 15th day of September, 1992, between Clear Lake Cogeneration, Limited Partnership ("Clear Lake"), and Texas-New Mexico Power Company ("TNP") (hereinafter, "the Parties") is to clarify the following: 1) the annual capacity which Clear Lake shall tender and be compensated for by TNP, and shall supply if requested by TNP; and 2) the methodologies employed by the Parties to schedule the generation of the TNP One and Clear Lake facilities, and to enhance the efficient use of the generation facilities of both Clear Lake and TNP. In recognition of the foregoing, the Parties agree to the following:

1. TNP shall schedule power from Clear Lake as needed to meet forecasted hourly loads at TNP's West Columbia and Bacliff points of delivery ("PODs") with Houston Lighting & Power ("HL&P") not met by power scheduled from TNP One. In determining the amount of power to be scheduled hourly from Clear Lake, TNP may include an amount of Clear Lake power to assist in meeting unanticipated load increases at the two PODs. This amount of Clear Lake power may crate some quantity of TNP One power which is not credited to actual load.

2. The Parties recognize that the resource scheduling methodology described above in Paragraph 1 may increase the amount of TNP One energy which will not be credited to

September 14, 1992
Mr. DeWayne Roberts
Enron Power Corp.
Page 2


actual loads when calculated strictly in accordance with Schedule 3 of the Agreement for Utility Services between TNP and HL&P. In consideration for scheduling of resources as described above in Paragraph 1, the calculation of the amount of energy purchased by TNP from Clear Lake shall incorporate the amount of any energy generated at TNP One and scheduled for delivery at TNP's West Columbia and Bacliff PODs with HL&P, which will include any TNP One energy not credited to actual loads by HL&P at the West Columbia and Bacliff PODs due to the sum of all scheduled resources exceeding actual loads at the PODs. The amount of TNP One energy not credited by HL&P but incorporated in the calculation of purchases of energy from Clear Lake shall be limited in accordance with Paragraph 3 below.

3. Annual Allowable Energy Exceptions for TNP One, for use in calculating energy purchases by TNP from Clear Lake shall be determined as described below:

      a) For the purposes of this Scheduling Agreement, the term "Annual Allowable Energy Exceptions" shall be defined as the maximum quantity of TNP One energy, projected on an annual basis as described below in points 3b and 3c, which may be used in addition to the amount of energy generated at TNP One, scheduled and actually delivered at TNP's West Columbia and Bacliff PODs with HL&P.

      b) From the effective date of this Scheduling Agreement to January 1, 1995, Annual Allowable Energy Exceptions for TNP One shall be 156,103,200 KWH per year, which is the difference between annual baseload operation at TNP One and the defined minimum annual energy production at TNP One, as calculated and shown in Attachment B.

      c) From and after January 1, 1995, Annual Allowable Energy Exceptions for TNP One shall be 195,523,200 KWH, which is the difference between annual baseload operation at TNP One and the defined minimum annual energy production at TNP One, as calculated and shown in Attachment B.

4. The quantities of TNP One energy used in calculating monthly energy purchases from Clear Lake shall be determined by TNP from monthly billing data received from HL&P. The Parties understand and agree that the monthly billing data prepared by HL&P and provided to TNP contains an interval by interval calculation of TNP One "exceptions" for both the West Columbia and Bacliff PODS. The Parties further understand and agree that the "exceptions" represent the quantity of TNP One power which was generated, scheduled for delivery, and delivered to the respective POD, but not actually credited to load at the POD due to the sum of all scheduled resources exceeding actual load at the POD.

September 14, 1992
Mr. DeWayne Roberts
Enron Power Corp.
Page 3


      TNP shall, on a monthly basis, include as TNP One energy actual power generated at TNP One which is scheduled for delivery at TNP's West Columbia and Bacliff PODs with HL&P, which will include any TNP One energy which is identified in the billing data received from HL&P, as TNP One "exceptions" as defined within this Paragraph 4. TNP One "exceptions" which occur during "Period 1 hours" shall not be included in the calculation of total TNP One energy to be credited to total TNP load at TNP's West Columbia and Bacliff PODs as described in this Paragraph 4. "Period 1 hours" shall be defined as follows: 1) for the months of June to September, hour-ending 0100 to hour ending 0700; and 2) for all remaining months, hour-ending 2400 to hour-ending 0500. If, at any time during a given calendar year, the cumulative total of actual monthly TNP One "exceptions" used in the determination of total TNP One energy to be credited to TNP's PODs exceeds the annual allowable Energy Exceptions as defined above in Paragraph 3, for the balance of that calendar year any further TNP One "exceptions" identified in billing data received from HL&P shall not be used in the determination of total TNP One energy to be credited to TNP's PODs.

      Total TNP One energy, as described in the preceding paragraph, including any applicable TNP One "exceptions" as defined previously shall be credited against total metered load at TNP's West Columbia and Bacliff PODs as provided in the monthly HL&P billing data for each POD. The residual load remaining after the crediting of TNP One power as described above shall be used in the determination of the "S(1)" component of the "S(1) - S(2)" billing formula. TNP shall provide Clear Lake with sufficient documentation to verify the calculation of TNP One energy quantities as described in this Scheduling Agreement. Further, TNP shall provide Clear Lake with copies of monthly capacity factor information as reported to the Public Utility Commission of Texas.

5. In recognition of the terms and conditions of this Scheduling Agreement, and pursuant to Exhibit A to the Power Agreement, and Paragraph 3 of the Notice of Extension, from August 31, 1994, Clear Lake shall tender and be compensated for by TNP, and shall supply if requested by TNP, annual capacity of no less tan 2400 MVA, on a load profile similar to that followed in previous years.

6. The term of this Scheduling Agreement shall be from January 1, 1993 to August 31, 2004.

7. The Parties acknowledge that forecasting daily and monthly loads entails the prediction of local weather patterns, load patterns, etc., and therefore the results of scheduling resources in the manner described above in Paragraph 1 cannot be quantified and guaranteed by either Party. Further, the Parties recognize that nothing contained in this Scheduling Agreement shall prevent or limit TNP's ability to schedule its available resources

September 14, 1992
Mr. DeWayne Roberts
Enron Power Corp.
Page 4


to provide least cost electric service to its retail customers.

8. The Parties recognize that the determination of Annual Allowable Energy Exceptions as presented in Attachment B reflect the contracted wheeling quantities for TNP One generation at the time of execution of this Scheduling Agreement. Following the execution of this Scheduling Agreement, Attachment B shall be amended as necessary to reflect the then-current quantities of TNP One generation available for schedule and delivery to TNP's West Columbia and Bacliff PODs with HL&P.

9. The Parties agree that this Scheduling Agreement shall be amended as necessary to reflect any amendments, or revisions which may be made to Schedule 3 of the Agreement for Utility Services between TNP and HL&P to affect the order in which scheduled resources are applied by HL&P to actual load. Such amendments to this Scheduling Agreement shall be completed within thirty (30) days of the effective date of the amendment or revision to Schedule 3.

                         Texas-New Mexico Power Company,
                         on its own behalf and on behalf of
                         its affiliates and subsidiaries


                         By: /s/ J. V. CHAMBERS
                             ------------------------------
                             J. V. Chambers
                             Sector Vice President -
                             Revenue Production


Agreed and Accepted:

Enron/Dominion Cogen Corp.
on its own behalf and on behalf of
its affiliates and subsidiaries

By: /s/ DEWAYNE W. ROBERTS
    ----------------------------
    DeWayne W. Roberts
    Vice President, Operations

                                  ATTACHMENT A

                   [TEXAS-NEW MEXICO POWER COMPANY LETTERHEAD]

                                 August 31, 1992


Mr. DeWayne Roberts
Vice President, Operations
Enron Power Corp.
P. O. Box 1188
Houston, Texas  77251-1188

Dear DeWayne:

      Pursuant to our conversation today, TNP and Clear Lake (the "Parties") agree and recognize that TNP is in receipt of a binding extension of the Power Agreement pursuant to paragraph 6(b) of the Substitution Agreement dated May 3, 1988, as amended by the Letter Agreement dated August 28, 1991. It is hereby agreed by both parties that it is the intent that TNP One - Units 1 and 2 will be baseload units (Unit 1 = 146 MW x 8760 hrs. x 87.5% CF and Unit 2 = 151.6 MW x 8760 hrs. x 87.5% CF) in TNP's daily and annual resource schedules. In order to accomplish said baseload operation and to increase the efficiency of the TNP One and Clear Lake Cogen generation facilities, it is hereby agreed that the parties will enter into detailed negotiations to be completed by September 15, 1992. The purpose of the negotiations will be the development of written procedures to define daily and annual scheduling methodologies and practices to accomplish the intent of the Parties. Such methodology and practices to be reduced to a letter agreement between the Parties. However, the terms and conditions of the intended letter agreement, nor any language contained herein, shall affect the August 31, 1992 extension of the Power Agreement.

      It is recognized that Clear Lake desires to have annually defined and guaranteed purchase minimums in the amount of 2400 MW/yr. In order for TNP to accommodate Clear Lake's desire to sell such annual capacity, the afore-referenced scheduling practices and procedures are necessary. The afore-referenced practices and procedures will require a written agreement similar to the attached sample which attempts to describe the intent of the Parties. The attached is not binding on either of the Parties but used for illustrative purposes only.

                                        TEXAS-NEW MEXICO POWER COMPANY

                                        By: /s/ J. V. CHAMBERS
                                            ------------------------------------
                                            J. V. Chambers
                                            Sector Vice President
                                            Revenue Production




AGREED AND ACCEPTED

By: /s/ DEWAYNE W. ROBERTS
    ----------------------------
    DeWayne W. Roberts
    ENRON DOMINION COGEN CORP.
    On Its Behalf and the Behalf of Its
    Affiliates and Subsidiaries

                                  ATTACHMENT B

DETERMINATION OF ANNUAL ALLOWABLE ENERGY EXCEPTIONS

a) From the effective date of this Scheduling Agreement to January 1, 1995, annual baseload operation of TNP One, Units 1 and 2, for purposes of this Scheduling Agreement, shall be defined as follows:

      Unit 1 Net Output                         =       146,000              KW
      Unit 2 Net Output                         =       151,600              KW
      Schedule to TUEC                          =        60,000              KW
      Annual Target Capacity Factor             =          87.5              %


1.    Target Annual Baseload KWH:

            ((146,000 KW + 151,600 KW) - 60,000 KW) x 8760 Hrs. x 87.5 % CF =        1,821,204,000 KWH

2.    Defined Minimum Annual Energy Production (based on 80 % target CF):

            ((146,000 KW + 151,600 KW) - 60,000 KW) x 8760 Hrs. x 80.0 % CF =        1,665,100,800 KWH

3.    Annual Allowable Energy Exceptions:

            Target annual baseload operation (line 1) =                              1,821,204,000 KWH
            Minimum Annual Energy Production (line 2) =                              1,665,100,800 KWH

            Annual Allowable Energy Exceptions =                                       156,103,200 KWH

b) From and after January 1, 1995, annual baseload operation of TNP One, Units 1 and 2, for purposes of this Scheduling Agreement, shall be defined as follows:

            Unit 1 Net Output                     =        146,000          KW
            Unit 2 Net Output                     =        151,600          KW
            Schedule to TUEC                      =              0          KW
            Annual Target Capacity Factor         =           87.5          %

4.    Target Annual Baseload KWH:

            (146,000 KW + 151,600 KW) x 8760 Hrs. x 87.5 % CF  =                     2,281,104,000 KWH

5.    Defined Minimum Annual Energy Production (based on 80 % target CF):

            (146,000 KW + 151,600 KW) x 8760 Hrs. x 80.0 % CF =                      2,085,580,800 KWH

6.    Annual Allowable Energy Exceptions:

            Target annual baseload operation (line 4) =                              2,281,104,000 KWH
            Minimum Annual Energy Production (line 5) =                              2,085,580,800 KWH

            Annual Allowable Energy Exceptions =                                       195,523,200 KWH